Exhibit 4.1
THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS SUPPLEMENT DATED JULY 5, 2023 TO THE COMPANY’S PROSPECTUS DATED SEPTEMBER 29, 2022 AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS SUPPLEMENT AND BASE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC, THE SUBSCRIPTION AND INFORMATION AGENT, BY CALLING (888) 789-8409.
TRANSPHORM, INC.
NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE
Evidencing Non-Transferable Subscription Rights to Purchase Shares of Common Stock of Transphorm, Inc.
Subscription Price: $3.30 per Whole Share of Common Stock

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED BY 5:00 P.M.,
EASTERN DAYLIGHT TIME, ON JULY 21, 2023, UNLESS EXTENDED BY THE COMPANY
REGISTERED OWNER:
THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Subscription Rights”) set forth above, which Subscription Rights entitle the holder to subscribe for and purchase shares of common stock, par value $0.0001 per share (“Common Stock”), of Transphorm, Inc., a Delaware corporation (the “Company”), on the terms and subject to the conditions set forth in the Company’s prospectus supplement dated July 5, 2023, as amended and supplemented from time to time, and the accompanying base prospectus dated September 29, 2022 (collectively, the “Prospectus”), which are incorporated herein by reference. The Subscription Rights may be exercised at any time during the subscription period, which commences on July 5, 2023 and ends at 5:00 p.m., Eastern Daylight Time, on July 21, 2023 (the “Expiration Time”).

In connection with the rights offering described in the Prospectus (the “Rights Offering”), the Company is distributing one Subscription Right for every share of Common Stock held as of 5:00 p.m., Eastern Daylight Time, on June 26, 2023 (the “Record Date”). Each Subscription Right carries with it (i) a basic subscription right, which entitles the holder to purchase 0.07655623 of a share of Common Stock and (ii) an over-subscription privilege, which entitles a holder that has exercised its basic subscription right in full to subscribe for additional shares of Common Stock that are offered in the Rights Offering, to the extent other holders have not exercised their basic subscription rights in full. The subscription price is $3.30 per whole share of Common Stock (the “Subscription Price”), payable in cash. No fractional shares of Common Stock will be issued upon the exercise of any Subscription Rights. If, pursuant to an exercise of Subscription Rights, the number of shares of Common Stock a holder would be entitled to receive would result in receipt of a fractional share, the aggregate number of shares of Common Stock the holder is entitled to purchase will be rounded up to the nearest whole number. The Subscription Price must be paid for each whole share of Common Stock that is purchased.

Please review the “Instructions as to Use of Transphorm, Inc. Non-Transferable Subscription Rights Certificates” accompanying this Non-Transferable Subscription Rights Certificate, which are acknowledged by the registered owner below.

SAMPLE CALCULATION FOR A HOLDER WHO OWNS 100 SHARES OF COMMON STOCK
Number of shares of Common Stock held on the Record Date: 100 x 1 = 100 Subscription Rights
(1 Subscription Right for every share of Common Stock held as of the Record Date)
Number of shares of Common Stock issuable upon full exercise of basic Subscription Rights:
100 Subscription Rights × 0.07655623 = 7.655623 shares of Common Stock
Rounded up to the nearest whole share = 8 whole shares of Common Stock

Aggregate Subscription Price: 8 shares of Common Stock × $3.30 = $26.40

METHOD OF EXERCISE OF RIGHTS
To exercise your Subscription Rights as a holder of record, whether you hold certificates evidencing shares of Common Stock directly or you hold shares in book-entry form with the Company’s transfer agent (Pacific Stock Transfer Company), Broadridge Corporate Issuer Solutions, LLC (the “Subscription Agent”) must receive, in the manner specified herein, by the Expiration Time, a properly completed and duly executed Subscription Rights Certificate and a wire transfer of immediately available funds, U.S. Postal money order, or cashier’s, certified, or uncertified personal check drawn upon a U.S. bank, payable to “Broadridge Corporate Issuer Solutions, LLC” for an amount equal to the number of shares of Common Stock subscribed for pursuant to exercise of your Subscription Rights multiplied by the Subscription Price per whole share of Common Stock. Payment must be made in U.S. dollars.
The method of delivery of this Subscription Rights Certificate and the payment of the aggregate Subscription Price are at the election and risk of the holder, but if sent by mail it is recommended that the Subscription Rights Certificate and payment be sent by registered mail, postage prepaid, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance of payment prior to the Expiration Time.
Share certificates will not be issued for shares of Common Stock sold in the Rights Offering. Stockholders who are record owners will have the shares they acquire credited to their account with Pacific Stock Transfer Company, as transfer agent. Stockholders whose shares are held of record by Cede & Co. (“Cede”) or by any other depository or nominee on their behalf or their broker-dealers’ behalf will have any shares that they acquire credited to the account of Cede or the other depository or nominee holder. The Company expects to deliver the shares of Common Stock purchased in the Rights Offering on or about July 28, 2023.
Once you have exercised your Subscription Rights by submitting this Subscription Rights Certificate together with payment of the aggregate Subscription Price, you are not allowed to revoke, cancel or change the exercise of your Subscription Rights or request a refund of monies paid. All exercises of Subscription Rights are irrevocable, even if you subsequently learn information about the Company that you consider to be unfavorable, the Company’s stock price declines, or you otherwise change your investment decision.
FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING, PLEASE REFER TO THE PROSPECTUS, WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT, BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC, BY CALLING (TOLL-FREE) AT (888) 789-8409 OR BY E-MAIL AT SHAREHOLDER@BROADRIDGE.COM.

EXERCISE OF RIGHTS

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.
To subscribe for shares of Common Stock pursuant to your Subscription Rights, please complete sections (a) and (b) and sign in part (c). If you do not indicate the number of whole shares of Common Stock you are subscribing for, or if you do not submit the aggregate Subscription Price for the number of whole shares of Common Stock that you indicate are being purchased, the Subscription Agent will have the right to reject and return your subscription for correction. Any excess subscription payments received by the Subscription Agent will be returned, without interest or penalty, as soon as practicable.
(a)    EXERCISE OF RIGHTS:

The maximum number of shares of Common Stock available for purchase in the Rights Offering pursuant to the exercise of a holder’s basic subscription rights is equal to the number of shares of Common Stock owned by such holder as of the Record Date multiplied by 0.07655623, rounded up to the nearest whole share. Each holder who elects to exercise its basic subscription rights in full may also request to subscribe for additional shares issuable in the Rights Offering by completing the over-subscription privilege.

	Number of Shares of Common Stock Owned as of the Record Date			Maximum Number of Shares of Common Stock Available to Subscribe For (Rounded Up to the Nearest Whole Share)	Number of Shares of Common Stock Subscribed For		Per Share Subscription Price		Aggregate Subscription Price
Basic Subscription Right	_________	x	0.07655623	________	________	x	$3.30	=	$_____
Over-Subscription Privilege					________	x	$3.30	=	$_____
Total Payment Required									$_____
									(Sum of Lines 1 and 2)

(b)    PAYMENT:

AMOUNT ENCLOSED
Total Amount Enclosed	$
METHOD OF PAYMENT (CHECK ONE)
☐    U.S. Postal money order or cashier’s, certified, or uncertified personal check drawn on a U.S. bank, payable to Broadridge Corporate Issuer Solutions, LLC (acting as Subscription Agent for Transphorm, Inc.).
☐    Wire transfer directly to the escrow account maintained by Broadridge Corporate Issuer Solutions, LLC, as Subscription Agent.

Beneficiary Account Name:	Broadridge Corporate Issuer Solutions, LLC
Account Number:	4124218686
ABA/Routing Number:	121000248
International/Swift Code:	WFBIUS6SXXX
Bank:	Wells Fargo 420 Montgomery Street San Francisco, CA 94104 United States
Reference:	Transphorm Rights Offering
For Further Credit Name:	Transphorm, Inc.
For Further Credit Account Number:	4377483557
(c)    SIGNATURE(S):
TO SUBSCRIBE: I acknowledge that I have received the Prospectus for the Rights Offering and I hereby irrevocably subscribe for the number of whole shares of Common Stock indicated above on the terms and conditions specified in the Prospectus. I hereby agree that if I fail to pay for the shares of Common Stock for which I have subscribed, Transphorm, Inc. may exercise its legal remedies against me. By signing below, I confirm that I am an “Eligible Stockholder” as defined in the Prospectus.
This form must be signed by the registered holder(s) exactly as their name(s) appear(s) on the certificate(s) or book entry or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

Signature of Subscriber:
Name (please print):
Date
Telephone Number:
Email:
If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, you must indicate the capacity in which you are signing when you sign and, if requested by the Subscription Agent in its sole and absolute discretion, you must present to the Subscription Agent satisfactory evidence of your authority to sign in that capacity. If this form is signed by a person other than the registered owner (e.g., where the shares have been assigned), this form must be accompanied by a stock power guaranteed by a bank, broker or other financial institution that is a member of a Securities Transfer Association-approved medallion program such as STAMP, SEMP, or MSP.

Signature:
Name of Bank or Firm:
Signature of Officer:
By:
Please complete all applicable information and return to

By mail:	By hand or overnight courier:
Broadridge Corporate Issuer Solutions, LLC	Broadridge Corporate Issuer Solutions, LLC
Attention: BCIS Re-Organization Dept.	Attention: BCIS IWS
P.O. Box 1317	51 Mercedes Way
Brentwood, New York 11717-0693	Edgewood, New York 11717
DELIVERY OF THIS SUBSCRIPTION RIGHTS CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OR VALID EXERCISE OF SUBSCRIPTION RIGHTS.
Important Information
This Subscription Rights Certificate and any claim, controversy or dispute arising under or related to this Subscription Rights Certificate shall be governed by and construed in accordance with the laws of the State of New York.
The offering of the Common Stock pursuant to the Rights Offering is being made pursuant to the Company’s existing effective shelf registration statement on Form S-3 (File No. 333-267522) on file with the Securities and Exchange Commission, including the Prospectus.